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                                                                       EX-99.B11


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Overland Express Funds, Inc.:


We consent to the inclusion in the Overland Express Funds, Inc. Post-Effective Amendment No. 31 to the Registration Statement Number 33-16296 on Form N-1A under the Securities Act of 1933 and Amendment No. 33 to the Registration Statement Number 811-8275 on Form N-1A under the Investment Company Act of 1940 of our report dated February 17, 1995, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Money Market Fund, Municipal Income Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (nine of the funds comprising Overland Express Funds, Inc.) for the year December 31, 1994, which report has been included in the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information incorporated by reference into the prospectus.



                                        /s/ KPMG PEAT MARWICK LLP

San Francisco, California
December 15, 1995